Exhibit 99.1

Contacts:	Brian W. Poff	Dru Anderson
	Executive Vice President,	FINN Partners
	Chief Financial Officer	(615) 324-7346
	Addus HomeCare Corporation	dru.anderson@finnpartners.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES PLANNED RETIREMENT OF BRAD BICKHAM

Frisco, Texas (March 11, 2025) – Addus HomeCare Corporation (Nasdaq: ADUS), a provider of home care services, announced today that W. Bradley Bickham, the Company’s President and Chief Operating Officer, will retire in March 2026.

Commenting on the announcement, Dirk Allison, Chairman and Chief Executive Officer of Addus, stated, “We are fortunate to have had Brad’s steady leadership throughout our company’s growth and expansion over the last eight years. I am grateful that he has agreed to continue in that capacity for another year, while also providing us with the time to identify and develop the next generation of our leadership. While all of us at Addus will miss working with Brad, I will particularly miss him as we have worked together since 2006. However, we are very happy for Brad and his family and wish him all the best in his retirement.”

Mr. Bickham added “It has been the pinnacle of my career to head operations at Addus. Our team has created one of our industry’s strongest companies, providing incredible home care services to our patients and customers. I am immensely proud of what we have accomplished and look forward to more opportunities ahead for Addus over the next 12 months.”

The Addus Board of Directors also approved an Amended and Restated Employment Agreement with Mr. Allison to extend the term of his employment for an additional three years through March 2028.

Mark First, Lead Director of Addus, added “Our executive team has been instrumental in building our patient-focused culture and creating substantial shareholder value over the last eight years. We are grateful to have another year of Brad’s leadership and look forward to a smooth transition. We also are excited that Dirk has committed to leading Addus for another three years as we continue to execute our growth strategy.”

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government

-MORE-

Addus HomeCare Announces Planned Retirement of Brad Bickham

March 11, 2025

regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025, which are available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 62,000 consumers through 257 locations across 23 states. For more information, please visit www.addus.com.

-END-